Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-64008 on Form S-8 pertaining to the Cleveland-Cliffs Inc Nonemployee Directors’ Compensation Plan (As Amended and Restated as of January 1, 2004) of our report dated January 28, 2004, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Cleveland, Ohio
October 15, 2004